3: For immediate release Thursday, August 9, 2001

COACHMEN INDUSTRIES, INC.
2831 Dexter Drive P.O. Box 3300 Elkhart, Indiana 46515 574/262-0123 Fax 574/262-8823

NEWS RELEASE

For immediate release Monday, January 30, 2006

COACHMEN INDUSTRIES, INC. REPORTS 2005 RESULTS; SIGNIFICANT PROGRESS ON RECOVERY PLAN

Elkhart, Ind. - Coachmen Industries, Inc. (NYSE: COA) today announced its financial results for the fourth quarter and full year ended December 31, 2005.

Sales for the fourth quarter fell 25.2% to $140.0 million versus $187.2 million during the same period last year. For the full year, revenues decreased 12.5% to $702 million from $802 million in 2004.

In December, Coachmen completed the sale of All American Homes of Kansas, LLC, and during the fourth quarter of 2005 the Company reached an agreement to sell its Prodesign thermoformed plastics subsidiary. The Company has also identified several prospective buyers for its Miller Building Systems, Inc. subsidiary, and is currently in negotiations to finalize a sale. Consequently, the financial results for these three units have been classified as discontinued operations in the 2005 consolidated financial statements. Net loss from continuing operations in the quarter was $10.6 million, compared with net income from continuing operations of $1.7 million for the fourth quarter of 2004. For the year, net loss from continuing operations was $19.4 million, or $1.24 per share compared with net income of $14.3 million, or $0.92 last year.

As of December 31, 2005, the Company had cash of $2.8 million and shareholders' equity of $193.8 million. Operating cash flow for the full year was $5.0 million compared with an operating cash outflow of $22.3 million in 2004. Capital expenditures in 2005 were $0.7 million for the fourth quarter and $5.7 million for the year. Depreciation was $1.9 million for the quarter and $8.6 million for the full year in 2005.

Recreational Vehicle Segment

The Company's Recreational Vehicle Group reported sales of $97.2 million during the fourth quarter of 2005, down 27.1% from the $133.4 million reported for the comparable period last year. For the full year, RV segment sales decreased 12.1% to $522 million, from $594 million in 2004. The RV Group had a fourth quarter pre-tax loss from continuing operations of $17.2 million compared with a pre-tax loss of $2.1 million for the year-ago quarter, and for the year, it had a pre-tax loss of $40.8 million compared with a pre-tax profit of $10.6 million in 2004.

Throughout 2005, the RV Group worked through an industry slowdown in retail activity and higher dealer inventories, in part related to falling consumer confidence and significantly higher fuel costs. For the year, RV Group wholesale unit shipments of all product types decreased by 11.9% in 2005 to 18,162 units. Shipments of motorized products fell 25.9% to 4,839 units, while shipments of non-motorized products decreased by just 5.4% to 13,323 units. Shipments of Travel Trailers increased 19.5% to 8,638 units due to the market success of its new 2006 models, as well as orders for temporary housing units in hurricane affected areas in the Gulf region. To date, Coachmen has received orders for approximately 3,500 "FEMA"-related units with a value of approximately $36 million, for production during the fourth quarter and continuing into the first quarter of 2006. At year-end, backlogs in dollars decreased to $80.3 million from $100.7 million last year, primarily due to softness in the more expensive motorized units. Backlogs in units more than doubled to 3,964 from 1,924 in 2004, primarily due to the increase of travel trailer orders. Total travel trailer backlog rose from 524 units at the end of 2004 to 2,857 units at the end of 2005, with approximately 80% of the backlog representing dealer retail demand rather than hurricane related orders.

The RV Group continued to enjoy market share growth of its motorized products. Through November, Coachmen's overall Class A market share was up 10.7% to 7.9%, with Diesel Class A's up 25.6% and Gas Class A's up 7.4%. Class C market share was up 3.2% to 12.4% of the market. The Group continued to struggle with market share of its non-motorized products.

More than half of the RV Group's pre-tax loss for the year is attributable to three factors: heavier retail and wholesale incentives of $5.9 million; the recall of defective camping trailer lift systems at a repair cost of $1.0 million, plus associated losses of sales and production; and defective material used in laminated sidewalls. The total estimated expense associated with this sidewall issue now stands at $14.3 million, primarily related to an estimated 1,200 units produced during the Fall of 2004 through late Spring, 2005. The Company is engaged in negotiations with the supplier of the sidewall material. If an adequate response is not received, the Company must consider the necessity of instituting litigation to recover these costs and other damages. In the meantime, a supply of an alternative material has been identified.

During the fourth quarter, the RV Group began to see favorable results from its Recovery Plan. Total discounts and incentives as a percentage of sales were reduced by a meaningful 18.6% versus prior periods, and capacity utilization was increased through the Georgie Boy Manufacturing transition to Middlebury and the consolidation of a number of operations. The daily unit output of the Group's towable plants improved by 75% when compared with the first nine months of the year.

Even though 2005 presented significant challenges for the RV Group, the long-term future of this business remains bright. The recent RV Consumer Demographic Profile published by the Dr. Richard Curtin of the University of Michigan indicates that RV ownership is at its highest level ever, with more than 7.9 million households currently owning an RV. Based on continuing demographic strength, Dr. Curtin has suggested that the RV Industry's annual wholesale shipments could grow significantly over the next decade. With Coachmen's strong portfolio of brands, its full range of product types and prices, and its national network of dealers, the Coachmen RV Group is well-positioned to capitalize on future growth in the Industry.

Housing and Building Segment

The Company's Housing and Building Group reported sales of $42.8 million, down 20.5% from $53.8 million during the fourth quarter of 2004. For the full year, Housing Group sales decreased 13.6% to $180 million, from $209 million in 2004. The Housing Group generated a pre-tax loss from continuing operations of $2.2 million in the fourth quarter compared with a pretax profit of $2.6 million for the year-ago quarter, and for the year, it generated a pre-tax loss from continuing operations of $2.4 million compared with a pre-tax profit of $9.8 million in 2004. Wholesale unit shipments declined 27.2% from the prior year's quarter, but backlogs rose 31.5% to $47.5 million, compared with $36.1 million at December 31, 2004.

The Group's results were impacted by continuing weakness in its core Midwest housing market. The most recent statistics on housing starts from the U.S. Census Bureau showed a 23.8% decline in new single-family homes in the Midwest region for December, which is consistent with the challenges faced at the All American Homes operations in Ohio, Indiana and Iowa through much of the year. In contrast to the weakness in the Midwest, the Southern market has been performing well, where Census Bureau data showed a 4.3% increase in single-family housing starts in December and an 11.6% increase for the full year. Backlogs at 2005 year-end for the Housing Group's North Carolina and Virginia operations have grown 31.8% and 22.7% respectively, compared with December 2004.

In support of the Group's growing demand in the Atlantic and Southeastern states, the Group embarked on a 62,000 square-foot plant expansion of its Virginia operation, which will be completed in the first quarter of 2006. The Virginia facility has encountered production delays and capacity constraints amid surging order flow and backlogs since 2003. The new plant expansion is expected to increase annual production capacity by approximately 40%, with an anticipated 27% increase in sales for 2006.

In the fourth quarter, the Company's All American Building Systems (AABS) commercial business unit secured contracts for a number of multi-family projects including a $16 million contract for three-story condominiums in Alabama and a $1.1 million contract for two-story condominiums in Florida. During the quarter, AABS completed an urban infill project in Detroit worth approximately $1.7 million, and a $3.5 million seniors condominium project in West Virginia was commenced with anticipated completion in early 2006. Initial deliveries of barracks for the $4.5 million military housing project at Fort Bliss, Texas were completed in December, with the remainder of the barracks scheduled for completion in the first quarter of 2006. AABS hopes to secure contracts for additional military housing projects during 2006.

The Group is also pursuing additional business with federal, state and local authorities to provide permanent replacement structures for areas affected by the recent series of hurricanes in the Gulf of Mexico. In the fourth quarter, the Housing and Building Group produced temporary offices, banks and temporary medical structures with a value of $3.1 million to aid in the initial reconstruction in those hurricane affected areas. In January, the Company began construction of a $4.1 million multi-family project located on the outskirts of New Orleans, representing the first permanent reconstruction project for All American Homes. The Company is also negotiating for a number of other permanent reconstruction projects involving both single-family and multi-family residential structures.

Intensive Recovery Plan

In conjunction with its Third Quarter Earnings Release, the Company announced its Intensive Recovery Plan, an aggressive series of actions designed to bring the Company to acceptable levels of performance. "As I commented previously, challenging business environments are a fact of life, and we must do a better job of managing through those challenges," said Chairman and Chief Executive Officer Claire C. Skinner. "We have not been generating suitable returns for our shareholders and our Intensive Recovery Plan represents management's total commitment to major improvements in all areas of our performance."

Chairman Skinner continued, "Management is excited about our Intensive Recovery Plan (IRP), which faces up to mistakes of the past, as well as institutes corrective actions in our operations going forward. I am very pleased to report that we have made significant progress on all of the planned actions, and though some of these actions significantly penalized earnings in 2005, they will have immediate benefits for 2006 as well as the long-term."

The previously announced closure of the All American Homes operation in Springfield, Tennessee is nearing completion. This action resulted in non-cash charges of approximately $1.9 million, of which $1.6 million were recorded in the third quarter, with the remainder occurring in the fourth quarter. During the prior three fiscal years, AAH-TN generated cumulative pre-tax losses of $3.4 million, with an additional pre-tax loss (excluding non-cash charges) of $3.1 million in 2005. This action should have no impact on revenues, as all existing builders in that region will continue to be served by the Company's housing operations in Indiana, Ohio and North Carolina, but should improve profitability by eliminating the possibility of further losses at this location. The facility has been listed for sale, and management anticipates the final closure of the Tennessee facility to occur late in the first quarter.

In December the Company completed the sale of All American Homes of Kansas, LLC for gross proceeds of approximately $1.4 million, resulting in a pre-tax loss on the sale of approximately $1.1 million in the fourth quarter, in addition to the impairment charge of $1.6 million recorded in the third quarter, for a total non-cash loss of $2.7 million. During the prior three fiscal years, AAH-KS generated cumulative pre-tax losses of $2.1 million, with an additional pre-tax loss (excluding impairment charges and loss on sale) of $1.5 million in 2005. The results from All American Homes of Kansas, LLC have been reclassified as discontinued operations in the Company's 2005 financial statements.

The Company is in the latter stages of negotiating the sale of Miller Building Systems, Inc. Management expects to close on the sale of Miller in early 2006. Since its acquisition, Miller has struggled through a deep downturn in the telecommunications market. During the prior three fiscal years, Miller incurred cumulative pre-tax losses of $10.7 million, though it appears to have turned the corner and posted modest operating profits (excluding impairment and other charges) of $0.4 million in 2005. As a result of this decision, an asset impairment charge of $4.3 million was recorded in the third quarter. In conjunction with the pending sale of Miller, the Company incurred an additional impairment charge for the subsidiary of approximately $3.6 million in the fourth quarter. Separately, the Company also completed the sale of Miller Building Systems' former Bennington, Vermont plant, which resulted in a loss of approximately $0.3 million. Inclusive of this loss and other charges, Miller posted a pre-tax loss of $8.5 million for the full year. The results from Miller have been reclassified as discontinued operations in the Company's 2005 financial statements.

In January, Coachmen completed the sale of its Prodesign thermoformed plastics subsidiary for proceeds of approximately $8.2 million. The results from Prodesign have been reclassified as discontinued operations in the Company's 2005 financial statements.

Coachmen also made significant progress on the operating aspects of its Intensive Recovery Plan. In the fourth quarter, the Company completed the relocation of Georgie Boy Manufacturing (GBM), LLC from Edwardsburg, Michigan to a newer, more efficient motorhome production facility within its Middlebury, Indiana manufacturing complex. Production has commenced in the new facilities, and while the cost of the relocation was less than anticipated, the move negatively impacted fourth quarter profits by $1.3 million. Also in the fourth quarter, the Company appointed a new leader for the Georgie Boy unit. GBM will continue to control and focus on its independent product design, sales, and marketing efforts to ensure the continued strength of the GBM brand with consumers and its separate dealer body, while realizing operating and administrative synergies. This internal restructuring should result in improved operating efficiencies and capacity utilization within the RV Group, representing approximately $5 million in annual operational improvements beginning in 2006, with no anticipated decrease in revenues. The former GBM production facilities have been listed for sale.

In addition to all of the above actions, the Intensive Recovery Plan includes extensive actions designed to improve gross margins and reduce operating expenses. Since mid-year, over 14% of salaried positions have been eliminated, company-wide, which will result in annual savings of approximately $5.6 million in 2006. The Company has made a number of changes within corporate management to consolidate executive positions and reduce overhead.

In recognition that sales growth and market performance remain critical to full recovery, considerable resources continue to be deployed toward product development and innovation. The RV segment recently introduced a new Elite rear diesel motorhome from Sportscoach, a new Freelander Class C motorhome, newly redesigned fifth wheels in the Somerset and Chaparral lines from Coachmen RV, and a new Cruisemaster gas-powered motorhome from GBM.

At the National Home Builders Show in January, All American Homes showcased a finished 2,000 square-foot home from its new series designed for the 50+ market. The reception among builders attending the show was very positive, generating a 200% increase in builder leads over last year.

Management continues to focus on working capital reductions, particularly with regard to inventory levels, which have been reduced by over $31 million since June 2005. With regard to finished goods, during the second six months of the year, the RV Group reduced its finished goods inventory by $19.1 million, facilitating its ability to curtail discounts and other wholesale incentives. In the Housing and Building Segment, finished goods inventory was reduced by more than $4.1 million.

2006 Outlook

Chairman Skinner said, "We are certainly not pleased with our overall financial performance in 2005. At the same time, we know that a significant portion of the 2005 results represent the short-term cost of reshaping our Company so that we can deliver the performance our shareholders deserve and expect. We have submitted ourselves to a ruthlessly honest self-examination, and as a result, are correcting past mistakes, eliminating underperforming assets, and stripping out all unnecessary costs. At the same time, we are keenly focused on growth initiatives in both of our core businesses: recreational vehicles and systems-built housing. Our work is not completed, but we are well on our way to achieving our Intensive Recovery Plan."

"In terms of our outlook for 2006," Chairman Skinner continued, "we are still facing considerable weakness in the RV market, particularly with motorized products, as well as continued softness in our key Midwestern housing markets. Given the volatility and uncertainty surrounding our markets, rather than offer specific earnings guidance for 2006, we are instead providing the following comments regarding operating performance. Assuming essentially flat revenues from continuing operations from 2005 levels, or $710 - 750 million, we expect our gross profit margins to improve from 8.0% in 2005 to a range of 12% - 14% and operating expenses should decline from 13.1% of sales in 2005 to a range of 10% - 10.5% of sales. If our markets improve over conditions experienced in the latter part of 2005, including a return to our more typical mix of motorized products, we would look to outperform these levels."

"In summary, 2005 was an important year of transition. We have reshaped our Company, to build upon the strong foundation established over the past 41 years. We have excellent products, dealers, builders, and employees, as well as a very sound balance sheet," said Chairman Skinner. "Though the current markets are facing challenges in the short-term, we believe in the exciting long-term potential of the RV and Housing & Building markets we serve, and more importantly, we are confident in our ability to excel in our markets and deliver the returns our shareholders expect and deserve. This is our commitment, and as I have said before, we will not be deterred," Chairman Skinner concluded.

Coachmen Industries, Inc. is one of America's leading manufacturers of recreational vehicles, systems-built homes and commercial buildings, with prominent subsidiaries in each industry. The Company's well-known RV brand names include COACHMEN® , GEORGIE BOY™ , SPORTSCOACH® and VIKING® .. Through ALL AMERICAN HOMES®, Coachmen is one of the nation's largest producers of systems-built homes, and also a major builder of commercial structures with its ALL AMERICAN BUILDING SYSTEMS™ products. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the ticker COA.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company's operating results, the availability for floorplan financing for the Company's recreational vehicle dealers and corresponding availability of cash to Company, uncertainties and timing with respect to sales resulting from recovery efforts in the Gulf Coast, uncertainties regarding the impact on sales of the disclosed restructuring steps in both the recreational vehicle and housing and building segments, the ability to sell and close the operations for sale as described, the accuracy of the estimates of the costs to remedy the disclosed recreational vehicle warranty issues, the impact of performance on the valuation of intangible assets, the availability and the price of gasoline, price volatility of raw materials used in production, the Company's dependence on chassis and other suppliers, interest rates, the availability and cost of real estate for residential housing, the ability of the Housing and Building segment to perform in new market segments where it has limited experience, adverse weather conditions affecting home deliveries, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, consolidation of distribution channels in the recreational vehicle industry, consumer confidence, uncertainties of matters in litigation, further developments in the war on terrorism and related international crises, oil supplies, and other risks identified in the Company's SEC filings.

For more information:

Jeffery A. Tryka, CFA

Director of Planning and Investor Relations

574-262-0123

Coachmen Industries, Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

Three Months Ended Twelve Months Ended

December 31, December 31,

2005 2004 2005 2004

Net Sales $ 139,977 $ 187,197 $ 702,425 $ 802,346

Gross Profit - $ 3,338 23,805 55,960 112,826

Gross Profit - % 2.4% 12.7% 8.0% 14.1%

GS&A - $ 22,219 22,149 91,876 94,168

GS&A - % 15.8% 11.8% 13.1% 11.7%

(Gain)/Loss on Sale of Property - $ 133 (181) 913 (1,448)

(Gain)/Loss on Sale of Property - % 0.1% (0.1)% 0.1% (0.2)%

Operating Income (Loss) - $ (19,014) 1,837 (36,829) 20,106

Operating Income (Loss) - % (13.6)% 1.0% (5.2)% 2.5%

Other (Income)/Expense 85 (16) 525 (745)

Pre-Tax Profit (Loss) from Continuing - $ (19,099) 1,853 (37,354) 20,851

Operations

Pre-Tax Profit (Loss) from Continuing - % (13.6)% 1.0% (5.3)% 2.6%

Operations

Tax Expense (Credit) (8,527) 157 (17,994) 6,593

Net Income (Loss) from Continuing (10,572) 1,696 (19,360) 14,258

Operations

Income (Loss) from Discontinued (2,956) 130 (6,370) (659)

Operations (net of taxes)

Gain (Loss) of Sale of Discontinued (620) 1,735 (620) 1,735

Operations (net of taxes)

Net Income (Loss) (14,148) 3,561 (26,350) 15,334

Earnings (Loss) per share - Basic

Continuing Operations (0.68) 0.11 (1.24) 0.92

Discontinued Operations (0.23) 0.12 (0.45) 0.07

Net Earnings (Loss) per share (0.91) 0.23 (1.69) 0.99

Earnings (Loss) per share - Diluted

Continuing Operations (0.68) 0.11 (1.24) 0.92

Discontinued Operations (0.23) 0.12 (0.45) 0.07

Net Earnings (Loss) per share (0.91) 0.23 (1.69) 0.99

Weighted Average Shares Outstanding

Basic 15,569 15,511 15,551 15,483

Diluted 15,569 15,585 15,551 15,551

Coachmen Industries, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

December 31, December 31,

ASSETS 2005 2004

Current Assets

Cash and cash equivalents $ 2,780 $ 14,992

Marketable securities - 1,747

Accounts receivable 47,174 58,805

Inventories 121,304 136,088

Prepaid expenses and other 16,245 8,597

Deferred income taxes 11,421 6,014

Total Current Assets 198,924 226,243

Property, plant & equipment, net 67,581 82,351

Goodwill 17,383 18,132

Cash value of life insurance 28,880 25,162

Assets held for sale 291 60

Deferred income taxes 4,279 -

Other 5,478 5,775

Total Assets $ 322,816 $ 357,723

December 31, December 31,

LIABILITIES AND SHAREHOLDERS' EQUITY 2005 2004

Current Liabilities

ST borrowings & current portion of LT debt $ 14,499 $ 22,195

Accounts payable, trade 31,658 33,805

Floor plan notes payable 4,361 6,986

Accrued income taxes 533 2,479

Other accruals 54,856 39,466

Total Current Liabilities 105,907 104,931

Long-term debt 12,913 14,943

Deferred income taxes - 3,512

Postretirement deferred comp benefits 10,182 9,724

Other 11 195

Total Liabilities 129,013 133,305

Shareholders' Equity 193,803 224,418

Total Liabilities and Shareholders' Equity $ 322,816 $ 357,723

Coachmen Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

Twelve Months Ended

December 31,

2005 2004

Net income (loss) $ (26,350) $ 15,334

Depreciation 8,554 9,402

Changes in current assets and liabilities 22,781 (47,058)

Net Cash Provided by/(Used in) Operations 4,985 (22,322)

Net Cash Used in Investing Activities (4,419) (9,773)

Net borrowings (9,726) 43,715

Issuance of stock 636 714

Dividends (3,756) (3,750)

Other 68 -

Net Cash Provided by/(Used in) Financing Activities (12,778) 40,679

Increase/(Decrease) in Cash and Cash Equivalents (12,212) 8,584

Beginning of period cash and cash equivalents 14,992 6,408

End of Period Cash and Cash Equivalents $ 2,780 $ 14,992

Coachmen Industries, Inc.

Quarterly Segment Data

(In Thousands)

(Unaudited)

Three Months Ended Twelve Months Ended

December 31, December 31,

2005 2004 2005 2004

Sales

Recreational Vehicle $ 97,187 $ 133,398 $ 522,194 $ 593,754

Housing and Building 42,790 53,799 180,231 208,592

Total $ 139,977 $ 187,197 $ 702,425 $ 802,346

Gross Profit

Recreational Vehicle $ (4,807) $ 10,084 $ 15,307 $ 57,723

Housing and Building 8,145 13,742 40,653 54,923

Other - (21) - 180

Total $ 3,338 $ 23,805 $ 55,960 $ 112,826

Gross Profit Percentage

Recreational Vehicle (4.9)% 7.6% 2.9% 9.7%

Housing and Building 19.0% 25.5% 22.6% 26.3%

Total 2.4% 12.7% 8.0% 14.1%

Operating Expenses

Recreational Vehicle $ 12,022 $ 12,113 $ 55,049 $ 47,051

Housing and Building 10,474 11,203 43,335 45,530

Other (144) (1,348) (5,595) 139

Total $ 22,352 $ 21,968 $ 92,789 $ 92,720

Operating Expense Percentage

Recreational Vehicle 12.4% 9.1% 10.5% 7.9%

Housing and Building 24.5% 20.8% 24.0% 21.8%

Total 16.0% 11.7% 13.2% 11.6%

Operating Income/(Loss)

Recreational Vehicle $ (16,829) $ (2,029) $ (39,742) $ 10,672

Housing and Building (2,239) 2,539 (2,682) 9,393

Other 144 1,327 5,595 41

Total $ (19,014) $ 1,837 $ (36,829) $ 20,106

Pre-Tax Income/(Loss) from Continuing Operations

Recreational Vehicle $ (17,219) $ (2,056) $ (40,760) $ 10,628

Housing and Building (2,238) 2,600 (2,403) 9,834

Other 358 1,309 5,809 389

Total $ (19,099) $ 1,853 $ (37,354) $ 20,851

Coachmen Industries, Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

Three Months Ended

March 31, June 30, Sept. 30, Dec. 31,

2005 2005 2005 2005

Net Sales $ 192,249 $ 190,031 $ 180,168 $ 139,977

Gross Profit - $ 18,786 20,121 13,715 3,338

Gross Profit - % 9.8% 10.6% 7.6% 2.4%

GS&A - $ 20,198 24,270 25,188 22,219

GS&A - % 10.5% 12.8% 14.0% 15.8%

(Gain)/Loss on Sale of Property - $ (3) (37) 821 133

(Gain)/Loss on Sale of Property - % (0.0) % (0.0)% 0.5% 0.1%

Operating Income (Loss) - $ (1,409) (4,112) (12,294) (19,014)

Operating Income (Loss) - % (0.7)% (2.2)% (6.8)% (13.6)%

Other (Income)/Expense 8 85 347 85

Pre-Tax Profit (Loss) from Continuing - $ (1,417) (4,197) (12,641) (19,099)

Operations

Pre-Tax Profit (Loss) from Continuing - % (0.7)% (2.2)% (7.0)% (13.6)%

Operations

Tax Expense/(Credit) (464) (2,537) (6,466) (8,527)

Net Income (Loss) from Continuing (953) (1,660) (6,175) (10,572)

Operations

Income (Loss) from Discontinued (433) 190 (3,171) (2,956)

Operations (net of taxes)

Gain (loss) on Sale of Discontinued - - - (620)

Operations (net of taxes)

Net Income (Loss) (1,386) (1,470) (9,346) (14,148)

Earnings (Loss) per share - Basic

Continuing Operations (0.06) (0.10) (0.40) (0.68)

Discontinued Operations (0.03) 0.01 (0.20) (0.23)

Net Earnings (Loss) per share (0.09) (0.09) (0.60) (0.91)

Earnings (Loss) per share - Diluted

Continuing Operations (0.06) (0.10) (0.40) (0.68)

Discontinued Operations (0.03) 0.01 (0.20) (0.23)

Net Earnings (Loss) per share (0.09) (0.09) (0.60) (0.91)

Weighted Average Shares Outstanding

Basic 15,526 15,546 15,556 15,569

Diluted 15,526 15,546 15,556 15,569

Coachmen Industries, Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

Three Months Ended

March 31, June 30, Sept. 30, Dec. 31,

2004 2004 2004 2004

Net Sales $ 184,501 $ 215,783 $ 214,865 $ 187,197

Gross Profit - $ 22,300 33,232 33,489 23,805

Gross Profit - % 12.1% 15.4% 15.6% 12.7%

GS&A - $ 22,038 24,892 25,089 22,149

GS&A - % 11.9% 11.5% 11.7% 11.8%

Gain on Sale of Property - $ (1,011) (69) (187) (181)

Gain on Sale of Property - % (0.5) % (0.0)% (0.1) % (0.1)%

Operating Income - $ 1,273 8,409 8,587 1,837

Operating Income - % 0.7% 3.9% 4.0% 1.0%

Other (Income)/Expense (452) 19 (296) (16)

Pre-Tax Profit from Continuing Operations - $ 1,725 8,390 8,883 1,853

Pre-Tax Profit from Continuing Operations - % 0.9% 3.9% 4.1% 1.0%

Tax Expense 586 2,810 3,040 157

Net Income from Continuing Operations 1,139 5,580 5,843 1,696

Income (Loss) from Operations of (498) (389) 98 130

Discontinued Entity (net of taxes)

Gain on Sale of Discontinued Operations - - - 1,735

(net of taxes)

Net Income 641 5,191 5,941 3,561

Earnings (Loss) per share - Basic

Continuing Operations 0.07 0.36 0.38 0.11

Discontinued Operation (0.03) (0.02) 0.01 0.12

Net Earnings (Loss) per share 0.04 0.34 0.38 0.23

Earnings (Loss) per share - Diluted

Continuing Operations 0.07 0.36 0.38 0.11

Discontinued Operation (0.03) (0.02) 0.01 0.12

Net Earnings (Loss) per share 0.04 0.34 0.38 0.23

Weighted Average Shares Outstanding

Basic 15,459 15,468 15,479 15,511

Diluted 15,555 15,542 15,544 15,590

Coachmen Industries, Inc.

Historical Quarterly Segment Data

(In Thousands)

(Unaudited)

Three Months Ended

March 31, June 30, Sept. 30, Dec. 31,

2005 2005 2005 2005

Sales

Recreational Vehicle $ 153,695 $ 141,437 $ 129,875 $ 97,187

Housing and Building 38,554 48,594 50,293 42,790

Total $ 192,249 $ 190,031 $ 180,168 $ 139,977

Gross Profit

Recreational Vehicle $ 11,154 $ 7,550 $ 1,410 $ (4,807)

Housing and Building 7,564 12,639 12,305 8,145

Other 68 (68) - -

Total $ 18,786 $ 20,121 $ 13,715 $ 3,338

Gross Margin Percentage

Recreational Vehicle 7.3% 5.3% 1.1% (4.9)%

Housing and Building 19.6% 26.0% 24.5% 19.0%

Total 9.8% 10.6% 7.6% 2.4%

Operating Expense

Recreational Vehicle $ 12,853 $ 13,597 $ 16,577 $ 12,022

Housing and Building 10,705 10,835 11,321 10,474

Other (3,363) (199) (1,889) (144)

Total $ 20,195 $ 24,233 $ 26,009 $ 22,352

Operating Expense Percentage

Recreational Vehicle 8.4% 9.6% 12.8% 12.4%

Housing and Building 27.8% 22.3% 22.5% 24.5%

Total 10.5% 12.8% 14.4% 16.0%

Pre-Tax Income/(Loss) from Continuing Operations

Recreational Vehicle $ (1,863) $ (6,198) $ (15,480) $ (17,219)

Housing and Building (3,031) 1,793 1,073 (2,238)

Other 3,477 208 1,766 358

Total $ (1,417) $ (4,197) $ (12,641) $ (19,099)

Coachmen Industries, Inc.

Historical Quarterly Segment Data

(In Thousands)

(Unaudited)

Three Months Ended

March 31, June 30, Sept. 30, Dec. 31,

2004 2004 2004 2004

Sales

Recreational Vehicle $ 146,776 $ 158,968 $ 154,612 $ 133,398

Housing and Building 37,725 56,815 60,253 53,799

Total $ 184,501 $ 215,783 $ 214,865 $ 187,197

Gross Profit

Recreational Vehicle $ 13,367 $ 17,499 $ 16,772 $ 10,084

Housing and Building 8,900 15,564 16,717 13,742

Other 33 169 - (21)

Total $ 22,300 $ 33,232 $ 33,489 $ 23,805

Gross Margin Percentage

Recreational Vehicle 9.1% 11.0% 10.8% 7.6%

Housing and Building 23.6% 27.4% 27.7% 25.5%

Total 12.1% 15.4% 15.6% 12.7%

Operating Expense

Recreational Vehicle $ 10,199 $ 12,135 $ 12,604 $ 12,113

Housing and Building 10,356 11,622 12,349 11,203

Other 472 1,066 (51) (1,348)

Total $ 21,027 $ 24,823 $ 24,902 $ 21,968

Operating Expense Percentage

Recreational Vehicle 6.9% 7.6% 8.2% 9.1%

Housing and Building 27.5% 20.5% 20.5% 20.8%

Total 11.4% 11.5% 11.6% 11.7%

Pre-Tax Income/(Loss) from Continuing Operations

Recreational Vehicle $ 3,164 $ 5,357 $ 4,163 $ (2,056)

Housing and Building (1,398) 3,970 4,661 2,600

Other (41) (937) 59 1,309

Total $ 1,725 $ 8,390 $ 8, 883 $ 1,853

- END -